UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008 (June 9, 2008)

NOVINT TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51783 (Commission File Number)	85-0461778 (IRS Employer Identification Number)

4601 Paradise Boulevard NW, Suite B
Albuquerque, New Mexico 87114
(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 298-4420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Report contains forward-looking statements. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Forward-looking statements usually contain the words "estimate," "anticipate," "believe," "expect," or similar expressions, and are subject to numerous known and unknown risks and uncertainties. In evaluating such statements, prospective investors should carefully review various risks and uncertainties identified in the Company's other SEC filings including periodic reports and registration statements. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements. The Company undertakes no obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 9, 2008, Novint Technologies, Inc., a Delaware corporation (the “Company”), closed the second round of a note financing whereby the Company entered into Subscription Agreements (the “Subscription Agreement”) with 6 accredited investors (the “Purchasers”) for the sale of $781,835 of its 7% unsecured convertible notes (the “Notes”) and warrants (the “Warrants,” and collectively with the Notes, the “Securities”) for an aggregate purchase price of $781,835 (the “Financing”). With respect to each Purchaser, the number of shares of common stock of the Company (the “Common Stock”) underlying the Warrants equals the principal amount of the Note purchased by the Purchaser divided by $1.00. The Warrants are exercisable for a term of five (5) years at an exercise price of $1.00 per share.

The net proceeds received by the Company from the sale of the Securities will be used by the Company for working capital and general corporate purposes. A large portion of the net proceeds is intended to be utilized by the Company for the acquisition of 3D touch rights to video games from publishers. The Company will pay brokers involved in the Financing an aggregate of $39,710 in cash and an aggregate of 33,710 in warrants to acquire Common Stock at an exercise price of $1.00 per share.

The following is a brief description of the other terms and conditions of the Notes:

7% Unsecured Convertible Notes

Each Note is due and payable on the third anniversary of its issuance (the “Maturity Date”). The principal of each Note commences to accrue interest on the first anniversary of the issue date of such Note, at the rate of 7% per annum on the unpaid principal amount of the Note. The Company may prepay principal or interest from time to time without premium or penalty in cash or Common Stock and warrants. The Notes are unsecured obligations of the Company.

At any time prior to the Maturity Date, the Purchaser may convert the principal amount of the Note (in whole or in part), into that number of shares of Common Stock as is determined by dividing (x) the portion of the outstanding principal balance under the Note as of the date the Purchaser elects to convert the Note by (y) $1.00 (the “Conversion Price”). The interest accrued, if any, under the Note shall be convertible into Common Stock at the Conversion Price or may be paid in cash to the Purchaser at the option of the Company at the time of conversion.

Upon conversion, the Purchaser will also receive warrants to purchase additional shares of Common Stock at an exercise price of $1.50 per share (the “Additional Warrants”). The number of shares of Common Stock underlying the Additional Warrants shall equal fifty percent (50%) of the principal amount of the Note converted, rounded down to the nearest whole number. The Additional Warrants shall be exercisable for a term of five (5) years at an exercise price of $1.50 per share.

The foregoing description of the Subscription Agreement, the Notes, and the Warrants, does not purport to be complete and is qualified in its entirety by the form of Note attached hereto as Exhibit 4.1, the form of Warrant attached hereto as Exhibit 4.2, and the form of Subscription Agreement attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

ITEM 2.03	CREATION OF DIRECT FINANCIAL OBLIGATION.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

As set forth under Item 1.01 above, on June 9, 2008, the Company closed the second round of its note financing for an aggregate of $781,835 of Securities to 6 accredited investors.

The Company relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities with reference to the following facts and circumstances: (1) the investors represented that they were “accredited investors” within the meaning of Rule 501(a); (2) the transfer of the securities was restricted by the Company in accordance with Rule 502(d); (3) there were no, and in any case no more than 35, non-accredited investors in the transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the twelve months preceding the transaction; and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

4.1	Form of Note
4.2	Form of Warrant
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVINT TECHNOLOGIES, INC.

By:	/s/ Tom Anderson
Tom Anderson,
Chief Executive Officer and President
Dated: June 13, 2008